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                                                                     EXHIBIT 5.1
               [LETTERHEAD OF RICHARDS, LAYTON AND FINGER, P.A.]


                                February 12, 1998




Global Decisions Group LLC
c/o McCarthy, Crisanti & Maffei, Inc.
One Chase Manhattan Plaza
New York, New York  10005

         Re:      Global Decisions Group LLC

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Global Decisions Group LLC, a Delaware limited liability company (the "Company"), in connection with the matters set forth herein.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

         (a) The Certificate of Formation of the Company, dated as of June 30, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 30, 1997;

         (b) The Limited Liability Company Agreement of the Company, dated as of June 30, 1997;

         (c) The Registration Statement (the "Registration Statement") on Form S-8 relating to limited liability company interests in the Company to be issued pursuant to the (i) Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan, (ii) Cambridge Energy Research Associates, Inc. LLC Unit Option Plan,
(iii) MCM Group, Inc. LLC Unit Option Plan and (iv) MCM Group, Inc. Stock Option Plan (each, an "LLC Unit" and collectively, the "LLC Units"), as filed by the Company with the Securities and Exchange Commission on February 12, 1998;
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  February 12, 1998
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         (d) A form of Amended and Restated Limited Liability Company Agreement
of the Company, without exhibits (the "Agreement"), attached as an exhibit to the Registration Statement;

         (e) A form of Cambridge Energy Research Associates, Inc. LLC Unit Grant Agreement;

         (f) A form of Management LLC Unit Subscription Agreement relating to the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan;

         (g) A form of Management LLC Unit Subscription Agreement relating to the MCM Group, Inc. LLC Unit Option Plan;

         (h) A form of Management LLC Unit Subscription Agreement relating to the MCM Group, Inc. Stock Option Plan; and

         (i) A Certificate of Good Standing for the Company, dated February 12, 1998, obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement. The documents listed in paragraphs (e) through
(h) above are hereinafter referred to each as an "LLC Unit Subscription Agreement" and collectively as the "LLC Unit Subscription Agreements."

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (i) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

         For purposes of this opinion, we have assumed (i) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter
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  February 12, 1998
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thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the Agreement and the Certificate are in full force and effect, have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed, (ii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, liquidation, dissolution or termination of the Company, (iii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us,
(v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto (other than the Company) of all documents examined by us, including the Agreement by each Person acquiring LLC Units pursuant to the LLC Unit Subscription Agreements (each, a "Member" and collectively, the "Members"),
(vii) that the LLC Units are issued, transferred and paid for, and the Members are admitted to the Company as members of the Company, all in accordance with the Agreement, the LLC Unit Subscription Agreements and the Registration Statement, (viii) that Schedule A to the Agreement, the Membership Register and the books and records of the Company set forth all information required by the Agreement and the Delaware Limited Liability Company Act (6 Del.C. Section18-101, et seq.) (the "Act"), including all information with respect to all Persons to be admitted as Members and their contributions to the Company, and (ix) that the Members will not engage in tortious or wrongful conduct and will fulfill all of their obligations as set forth in the Agreement and the LLC Unit Subscription Agreements.

         We have not participated in the preparation of any offering material relating to the Company (including the Registration Statement) and assume no responsibility for the contents of any such material.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Act.
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         2. The LLC Units to be issued to the Members will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company.

         3. A Member shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a Member may be obligated to make contributions to the Company and to repay any funds wrongfully distributed to it.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.